Exhibit 99.1

PRESS RELEASE

Curis Announces Pricing of Private Placement Totaling up to $80.8 Million in Gross Proceeds

LEXINGTON, Mass., Jan 7, 2026 /PRNewswire/ -- Curis, Inc. (NASDAQ: CRIS), a biotechnology company focused on the development of emavusertib (CA-4948), an orally available, small molecule IRAK4 and FLT3 inhibitor, today announced that it has entered into a securities purchase agreement with new and existing healthcare-focused, high-quality institutional investors and certain insiders of the Company for a private placement (the “PIPE financing”) for gross proceeds of up to $80.8 million to the Company, including initial gross proceeds to the Company of approximately $20.2 million, in each case before placement agent fees and offering expenses. The PIPE financing is expected to close on or about January 8, 2026, subject to the satisfaction of customary closing conditions.
Laidlaw & Company (UK) Ltd. is acting as sole placement agent for the PIPE financing.

Pursuant to the terms of the securities purchase agreement, the Company is selling to investors in the PIPE financing an aggregate of (i) 20,195 shares of Series B convertible non-redeemable preferred stock (the “Series B Preferred Stock”), (ii) Series A warrants (the “Series A Warrants”) to purchase 26,926,675 shares of the Company’s common stock (“Common Stock”) (or, in certain circumstances, pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”)), (iii) Series B warrants (the “Series B Warrants”) to purchase 26,926,675 shares of Common Stock (or, in certain circumstances, Pre-Funded Warrants), and (iv) Series C warrants to purchase 26,926,675 shares of Common Stock (or, in certain circumstances, Pre-Funded Warrants) (the “Series C Warrants” and, together with the Series A Warrants and the Series B Warrants, the “Warrants”). Each share of Series B Preferred Stock is being sold together with a Series A Warrant to purchase approximately 1,333.33 shares of Common Stock, a Series B Warrant to purchase approximately 1,333.33 shares of Common Stock and a Series C Warrant to purchase approximately 1,333.33 shares of Common Stock (together, a “Security”). The Securities will be sold at a purchase price of $1,000 per Security to the investors, which includes the Company’s Chief Executive Officer, Chief Financial Officer, Chief Medical Officer, Chief Development Officer and a member of the Board of Directors. The Warrants will each have an exercise price of $0.75 per share.
Each share of Series B Preferred Stock will automatically convert into approximately 1,333 shares of Common Stock upon the approval of the Company’s stockholders and subject to certain beneficial ownership limitations set by each holder. The Warrants will be exercisable following the receipt of approval by the Company’s stockholders. The Series A Warrants will terminate on January 8, 2031. The Series B Warrants will terminate, subject to certain specified exceptions, upon the 30th calendar day following the date on which the Company publicly announces that the fifth patient has been dosed in the

Company’s Phase 2 clinical trial of emavusertib in combination with an approved Bruton Tyrosine Kinase Inhibitor in chronic lymphocytic leukemia. The Series C Warrants will terminate on July 8, 2027.
The PIPE financing is expected to result in gross proceeds of up to $80.8 million to the Company (assuming the exercise in full of the Warrants), including initial gross proceeds of approximately $20.2 million, in each case before placement agent fees and offering expenses. The Company intends to use the initial net proceeds from the PIPE financing, together with the Company’s existing cash and cash equivalents to provide financing for research and development, general corporate expenses, and working capital needs.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Concurrently with the execution of the securities purchase agreement, the Company and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and the shares of Common Stock issuable upon exercise of the Warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Curis, Inc.
Curis is a biotechnology company focused on the development of emavusertib, an orally available, small molecule IRAK4 and FLT3 inhibitor. Emavusertib is currently being evaluated in the TakeAim Lymphoma Phase 1/2 study (CA-4948-101) of emavusertib in combination with the BTK inhibitor ibrutinib in patients with relapsed/refractory primary central nervous system lymphoma (PCNSL) and in a Phase 2 study (CA-4948-203) of emavusertib in combination with an approved Bruton Tyrosine Kinase Inhibitor in Chronic Lymphocytic Leukemia. The Company has completed its monotherapy and combination studies in acute myeloid leukemia (AML), with additional resources we plan to continue development of emavusertib as a monotherapy and in combination in AML. Emavusertib has received Orphan Drug Designation from the U.S. Food and Drug Administration for the treatment of PCNSL, AML and MDS and from the European Commission for the treatment of PCNSL. Curis, through its 2015 collaboration with Aurigene Discovery Technologies Limited, has the exclusive license to emavusertib (CA-4948).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the timing and completion of the PIPE financing, the intended use of the proceeds from the PIPE financing, the aggregate proceeds payable to Curis should all holders of the Warrants choose to exercise their Warrants and the receipt of stockholder approval in connection with the issuance of Series B Preferred Stock and the Warrants.  Forward-looking statements may contain the words "believes," "expects," "anticipates," "plans," "intends," "seeks," "estimates," "assumes," "predicts," "projects," "targets," "will," "may," "would," "could," "should," “likelihood”, "continue," "potential," “opportunity,” "focus," "strategy," "mission," or similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different from those indicated by such forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the PIPE financing and the impact of general economic, industry or political conditions in the United States or internationally. Curis may experience adverse results, delays and/or failures in its drug development programs and may not be able to successfully advance the development of its drug candidates in the time frames it projects, if at all. Curis's drug candidates may cause unexpected toxicities, fail to demonstrate sufficient safety and efficacy in clinical studies and/or may never achieve the requisite regulatory approvals needed for commercialization. Favorable results seen in preclinical studies and early clinical trials of Curis's drug candidates may not be replicated in later trials. Curis is dependent on the success of emavusertib and any delays in the development of emavusertib could have a material adverse effect on its business. There can be no guarantee that the collaboration agreement with Aurigene will continue for its full term, or the CRADA with NCI will be extended, that Curis or its collaborators will each maintain the financial and other resources necessary to continue financing its portion of the research, development and commercialization costs, or that the parties will successfully discover, develop or commercialize drug candidates under the collaboration. Curis will require substantial additional capital to fund its business. Based on its available cash resources. Curis will require substantial additional funding in the immediate term to fund the development of emavusertib through regulatory approval and commercialization, and to support its continued operations. If it is not able to obtain sufficient funding, it will be forced to delay, reduce in scope or eliminate the development emavusertib, including related clinical trials and operating expenses, potentially delaying the time to market for, or preventing the marketing of, emavusertib, which could adversely affect its business prospects and its ability to continue operations, and would have a negative impact on its financial condition and its ability to pursue its business strategies. Curis faces substantial competition. Curis and its collaborators face the risk of potential adverse decisions made by the FDA, EMA and other regulatory authorities, investigational review boards, and publication review bodies. Curis may not obtain or maintain necessary patent protection and could become involved in expensive and time-consuming patent litigation and interference proceedings. Unstable market and economic conditions, natural disasters, public health crises, political crises and other events outside of Curis's control, including its ability to regain and maintain its listing on the Nasdaq Capital Market, could significantly disrupt its operations or the operations of third parties on which Curis depends and could adversely impact Curis's operating results and its ability to raise capital. Other important factors that may cause or contribute to actual results being materially different from those indicated by forward-looking statements include the factors set forth under the captions "Risk Factor Summary" and "Risk Factors" in our most recent Form 10-Q and Form 10-K, and the factors that are discussed in other filings that we periodically make with the Securities and Exchange Commission. In addition, any forward-looking statements represent the views of Curis only as of today and should not be relied upon as representing Curis's views as of any subsequent date. Curis disclaims any intention or obligation to update any of the forward-looking statements after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by law.

For further information:

Investor Relations: IR@curis.com